PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated June 14, 2017)	Registration No. 333-218501

$2,000,000

Cemtrex, Inc.

Common Stock

We have entered into an At-the-Market (ATM) Offering Agreement (the “Sales Agreement”) with Advisory Group Equity Services, Ltd. doing business as RHK Capital (the “Manager”) relating to shares of our common stock, par value $0.001 per share. Under the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $2,000,000 from time to time through the Manager, as our sales agent. Under the terms of the Sales Agreement, we may also sell shares to the Manager as principal for its own account.

The Manager is not required to sell any specific number or dollar amount of shares of our common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the Sales Agreement, to sell the shares offered by this prospectus supplement and the accompanying prospectus. Sales of the shares, if any, may be made by any means permitted by law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on The NASDAQ Capital Market, at market prices, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. The price per share will be at prevailing market prices when we have an order to sell our shares in effect. An order to sell our shares may contain a minimum sales price as well as a maximum number of shares to be sold under the order.

The Manager will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. We have also agreed to reimburse certain expenses of the Manager in connection with the Sales Agreement. The net proceeds to us that we receive from sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. The actual proceeds to us will vary. In connection with the sale of shares of our common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Manager may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Manager against certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-16 for more information regarding the Manager’s compensation and expenses.

By means of this prospectus, we are offering $2,000,000 of common stock pursuant to General Instruction I.B.6 of Form S-3. As of January 25, 2019, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $8,743,514, which was calculated based on 8,831,832 shares of outstanding common stock held by non-affiliates and on a price per share of $0.99, the closing price of our common stock as reported on The NASDAQ Capital Market on November 29, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period (or $2,914,505) so long as our public float remains below $75,000,000. As of January 28, 2019, pursuant to General Instruction I.B.6 of Form S-3 and during the 12-calendar months prior to and including the date of this prospectus, we have sold shares of our common stock that resulted in gross proceeds of approximately $1,685,220 in connection with two previous public offerings, the earlier of which occurred on August 22, 2018. Accordingly, the maximum dollar amount of common stock that we can sell in this offering is approximately $1,229,285 through August 22, 2019, and subsequent to that date we can increase this offering to $2,000,000.

Our shares of common stock trade on The NASDAQ Capital Market under the symbol “CETX.” On January 25, 2019, the last reported sale price of our common stock as reported on The NASDAQ Capital Market was $0.825 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should carefully consider the risk factors described in “Risk Factors” in this prospectus supplement beginning on page S-6, in the accompanying prospectus and in other documents incorporated by reference, including our annual report on Form 10-K for the fiscal year ended September 30, 2018 filed with the Securities and Exchange Commission on January 11, 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus which will describe the terms of the offering before you make your investment decision.

Sales Agent

The date of this prospectus supplement is January 28, 2019.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-2

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement or the accompanying prospectus to “Cemtrex,” “we,” “our,” “us” or similar references are to Cemtrex, Inc. and its consolidated subsidiaries.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (or the “SEC”) using the SEC’s shelf registration rules.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described in this prospectus supplement in the section titled “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus supplement, in the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The industry and market data and other statistical information contained in the documents we incorporate by reference in this prospectus are based on management’s own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date on the front of the applicable document, or that information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects or other important facts or circumstances may have changed since those dates.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Neither we nor the Manager has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Manager is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus supplement and accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you is accurate only as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should carefully read this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully, especially the risks discussed in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement and the Risk Factors contained in the accompanying prospectus and the other documents incorporated by reference herein.

Overview

About Cemtrex

We are a rapidly growing diversified technology and manufacturing company. We have evolved through strategic acquisitions and internal growth from a small environmental monitoring instruments company into a leading multi-industry technology company that provides a wide array of solutions to meet today’s consumer, commercial and industrial challenges. We manufacture advanced custom engineered electronics, including our new SmartDesk, extensive industrial services, integrated hardware and software solutions, proprietary IoT (Internet of Things) and wearable devices, and systems for controlling particulates and other regulated pollutants. Our operations are currently divided into the following three market segments – Advanced Technologies, Electronics Manufacturing and Industrial Technology.

Advanced Technologies

Our Advanced Technologies segment delivers cutting-edge technologies in IoT, wearables and smart devices, such as our new SmartDesk. Through our advanced engineering and product design, we deliver progressive design and development solutions to create impactful experiences for mobile, web, virtual and augmented reality, wearables and television, as well as providing cutting edge, mission critical security and video surveillance. Through our Cemtrex VR division, we are developing a wide variety of applications for virtual and augmented reality markets.

Electronics Manufacturing

Our Electronics Manufacturing segment provides end-to-end electronic manufacturing services, which includes product design and sustaining engineering services, printed circuit board assembly and production, cabling and wire harnessing, systems integration, comprehensive testing services and completely assembled electronic products.

We work with industry leading original equipment manufacturers in their outsourcing of non-core manufacturing services by forming a long-term relationship as an electronics manufacturing partner. We work closely with our customers throughout the entire electronic lifecycle of a product, from design, manufacturing and distribution. We seek to grow our business through the addition of new, high quality customers, the expansion of our share of business with existing customers and participating in the growth of existing customers.

Using our manufacturing capabilities, we provide our customers with advanced product assembly and system level integration combined with test services to meet the highest standards of quality. Through our agile manufacturing environment, we can deliver low and medium volume and mix services to our clients. Additionally, we design, develop and manufacture various interconnects and cable assemblies that often are sold in conjunction with our PCBAs to enhance our value to customers. We also provide engineering services from new product introductions and prototyping, and related testing equipment to product redesigns.

Industrial Technology

Our Industrial Technology segment offers single-source expertise and services for rigging, millwrighting, in-plant maintenance, equipment erection, relocation and disassembly to diversified customers in the United States. The segment also sells a complete line of air filtration and environmental instruments and control products to a wide variety of customers worldwide in industries such as chemical, cement, steel, food, construction, mining and petrochemical.

We believe our ability to attract and retain new customers comes from our ongoing commitment to understanding our customers’ business performance requirements and our expertise in meeting or exceeding these requirements and enhancing their competitive edge. We work closely with our customers from an operational and senior executive level to achieve a deep understanding of our customer’s goals, challenges, strategies, operations and products to ultimately build a long lasting, successful relationship.

We have rapidly grown to become one of the leading diversified technology companies in our business segments. We have grown through both organic expansion and acquisitions. Our broad sales and marketing efforts in the United States, Europe and Asia, through our direct sales force, independent sales representatives and a variety of other distribution channels, have largely driven this growth. Acquisitions have also accelerated this growth with our purchases of the ROB Group, an electronics manufacturing solutions company located in Germany (October 2013), Advanced Industrial Services Inc., an installer of high precision equipment located in York, Pennsylvania (December 2015), Periscope, GmbH, an electronics manufacturing firm located in northern Germany (June 2016), and, most recently, a 46% interest in Vicon Industries, Inc., a global producer of video management systems for use in security, surveillance, safety and communication applications (March 2018).

For the fiscal years ended September 30, 2018 and 2017, we had total revenues of $89.9 million and $120.6 million, respectively, and net income (loss) of $(9.2 million) and $4.4 million, respectively. We had total assets of $67.3 million as of September 30, 2018.

Corporate Information

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 30-30 47th Avenue, Long Island City, New York 11101, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.

S-4

The Offering

Common stock offered	Shares of common stock, par value $0.001 per share, having an aggregate offering price of up to $2,000,000.

Common stock to be outstanding immediately after this offering (1)	Up to 15,751,402 shares, assuming the sale of up to 2,424,242 shares hereunder at a price of $0.825 per share, the closing price per share on The NASDAQ Capital Market on January 25, 2019, for aggregate gross proceeds of $2,000,000. Actual shares issued will vary depending on the sales prices under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through Advisory Group Equity Services, Ltd. doing business as RHK Capital, our sales agent, on a commercially reasonable efforts basis. See “Plan of Distribution” on page S-16.

Use of proceeds	We currently intend to use the estimated net proceeds from the sale of our shares in this offering to further the development, and sales and marketing of our new smart device, known as the SmartDesk, a proprietary advanced technology workspace solution developed entirely by our Advanced Technologies business segment, and for general corporate purposes, including for working capital purposes, to increase sales and operational capabilities. See “Use of Proceeds” on page S-14.

NASDAQ trading symbol	CETX

Risk factors	An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully review the “Risk Factors” section below, and the risk factors stated in the accompanying prospectus, as well as the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

(1)	The number of shares of common stock to be outstanding immediately after this offering is based on 13,327,160 outstanding shares as of January 28, 2019. This number excludes 3,471,717 shares of our common stock issuable upon the exercise of our publicly-traded series 1 warrants that have an exercise price of $6.31 per share and 632,889 shares of our common stock reserved for issuance upon the exercise of our outstanding stock options at a weighted average exercise price of $2.80 per share.

S-5

RISK FACTORS

You should carefully consider the risk factors described in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and the risk factors set forth below before deciding to invest in shares of our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance.

Risks Related to this Offering and Our Common Stock

The shares of common stock offered under this prospectus supplement and the accompanying prospectus may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Future sales of common stock by us could cause our stock price to decline and dilute your ownership percentage in our company.

There are currently 3,471,717 shares of our common stock issuable upon the exercise of our publicly-traded series 1 warrants that have an exercise price of $6.31 per share and 632,889 shares of our common stock reserved for issuance upon the exercise of our outstanding stock options at a weighted average exercise price of $2.80 per share. We are not restricted from issuing additional shares of our common stock or preferred stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by us in the market or the perception that such sales could occur. If we raise funds or make acquisitions by issuing additional securities in the future or the outstanding warrants or stock options to purchase our common stock are exercised, the newly-issued shares will dilute your ownership percentage in our company.

The market price for our common stock after this offering may be lower than the offering price, and our stock price may be volatile.

The trading volume in our common stock may fluctuate and cause significant price variations to occur. Fluctuations in our stock price may not be correlated in a predictable way to our performance or operating results. Our stock price may fluctuate as a result of a number of events and factors such as those described elsewhere in this “Risk Factors” section, events described in this prospectus supplement and the accompanying prospectus, and other factors that are beyond our control. In addition, the stock market, in general, has historically experienced significant price and volume fluctuations. Our common stock has also been volatile, with our 52-week price range being at a low of $0.54 and a high of $3.57 per share. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock.

Management will have broad discretion with respect to the use of the proceeds from this offering and the proceeds from the offering may be insufficient to meet our ongoing capital needs.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Additionally, depending on the amount of proceeds generated from the offering, the proceeds may be insufficient to meet our ongoing capital needs. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

S-6

We cannot predict when, or whether, we will declare a dividend on our common stock which may adversely impact the market price of our stock.

Our board of directors declared a one-time cash dividend on our common stock in April 2017. The terms of our series 1 preferred stock provide for the payment of semiannual dividends on the last day of March and September in each year, which began in March 2017. No other cash dividends have been declared or paid by us on our stock during either of the two most recent fiscal years or the period through the date of this prospectus. Other than with respect to our series 1 preferred stock, our board of directors declares dividends when, in its discretion, it determines that a dividend payment, as opposed to another use of cash, is in the best interests of the stockholders. Such decisions are based on the facts and circumstances then existing including, without limitation, our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. As a result, we cannot predict when, or whether, another dividend on our common stock will be declared in the future.

We have received a deficiency letter from Nasdaq regarding the current bid price of our common stock; there can be no assurance that we will continue to meet the requirements for our common stock to trade on The NASDAQ Capital Market.

We received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“Nasdaq”) on January 9, 2019, notifying us that, because the closing bid price for our common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, we no longer meet the minimum bid price requirement for continued listing on The NASDAQ Capital Market, requiring a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq rules, we have a period of 180 days from the date of notification, or until July 8, 2019, to regain compliance with the Minimum Bid Price Requirement during which the stock will continue to list on The NASDAQ Capital Market. If at any time before July 8, 2019 the bid price of our common stock closes at or above $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written notification that we have achieved compliance with the Minimum Bid Price Requirement.

The notification letter also disclosed that in the event we do not regain compliance with the Minimum Bid Price Requirement by July 8, 2019, we may be eligible for additional time for compliance. To qualify for additional time, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we meet these requirements, Nasdaq will inform us that we have been granted an additional 180 days to regain compliance. However, if it appears to the staff of Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, the staff would notify us that our shares will not be granted an additional 180 days for compliance and be subject to delisting at that time. In the event of such notification, we may appeal the staff’s determination to delist our shares, but there can be no assurance the staff would grant our request for continued listing.

If our common stock were delisted from The NASDAQ Capital Market, it would likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In the event of a delisting, we would expect to take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock or prevent future non-compliance with Nasdaq’s listing requirements.

Our series 1 preferred stock and all of our existing and future indebtedness rank senior to our common stock in the event of a liquidation, winding up or dissolution of our business.

In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of all existing and future indebtedness and series 1 preferred stock before payments to holders of our common stock. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying amounts to the holders of our indebtedness and series 1 preferred stock, to pay anything to common stockholders. As of September 30, 2018, we had total consolidated debt of approximately $19.0 million and 1,914,168 shares of series 1 preferred stock outstanding. Any liquidation, winding up or dissolution of our company or of any of our wholly or partially-owned subsidiaries would have a material adverse effect on holders of our common stock.

S-7

Risks Related to our Business

There is no guarantee that cash flow from operations and/or debt and equity financings will provide sufficient capital to meet our expansion goals and working capital needs.

Our current strategic plan includes the expansion of our company both organically and through acquisitions if market conditions and competitive conditions allow. Due to the long-term nature of investments in acquisitions and other financial needs to support organic growth, including working capital, we expect our long-term and working capital needs to periodically exceed the short-term fluctuations in cash flow from operations. We anticipate that we will likely raise additional external capital from the sale of common stock, preferred stock and debt instruments as market conditions may allow, in addition to cash flow from operations (which may not always be sufficient), to fund our growth and working capital needs.

In the event that we need to raise significant amounts of external capital at any time or over an extended period, we face a risk that we may need to do so under adverse capital market conditions with the result that our existing shareholders, as well as persons who acquire our common stock, may incur significant and immediate dilution should we raise capital from the sale of our common or preferred stock. Similarly, we may need to meet our external capital needs from the sale of secured or unsecured debt instruments at interest rates and with such other debt covenants and conditions as the market then requires. In all of these transactions we anticipate that we will likely need to raise significant amounts of additional external capital to support our growth. However, there can be no guarantee that we will be able to raise external capital on terms that are reasonable in light of current market conditions. In the event that we are not able to do so, those who acquire our common stock may face significant and immediate dilution and other adverse consequences. Further, debt covenants contained in debt instruments that we issue may limit our financial and operating flexibility with consequent adverse impact on our common stock market price.

We have substantial debt which could adversely affect our ability to raise additional capital to fund operations and prevent us from meeting our obligations under outstanding indebtedness.

As of September 30, 2018, our total indebtedness was approximately $19.0 million, including a revolving line of credit of $2.64 million, a secured loan of $3.49 million, short-term notes payable of $3.2 million, non-convertible notes payable of approximately $241,000, bank loans of $5.6 million and mortgage of $3.8 million. Approximately $10.9 million of such debt is classified as current and approximately $225,000 of such debt was repaid subsequent to September 30, 2018 in the form of shares of our common stock. This substantial debt could have important consequences, including the following: (i) a substantial portion of our cash flow from operations may be dedicated to the payment of principal and interest on indebtedness, thereby reducing the funds available for operations, future business opportunities and capital expenditures; (ii) our ability to obtain additional financing for working capital, debt service requirements and general corporate purposes in the future may be limited; (iii) we may face a competitive disadvantage to lesser leveraged competitors; (iv) our debt service requirements could make it more difficult to satisfy other financial obligations; and (v) we may be vulnerable in a downturn in general economic conditions or in our business and we may be unable to carry out activities that are important to our growth.

Our ability to make scheduled payments of the principal of, or to pay interest on, or to refinance our indebtedness depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond management’s control. If we are unable to generate sufficient cash flow to service our debt or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, which could impair our liquidity. Any refinancing of indebtedness, if available at all, could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations. Despite our significant amount of indebtedness, we may need to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial debt.

We are substantially dependent upon the success and continued market acceptance of our technology and a favorable regulatory environment; the absence of which may significantly reduce our sales, profits and cash flow and adversely impact our financial condition.

The recent reduction of emissions control regulations has adversely impacted the market for our environmental control products business. In addition to overall reduced market demand, other competing technologies may be offered by both existing competitors or by those that enter the market and these competing technologies may offer a better cost-benefit ratio than our products and/or at lower prices with the result that our sales, profits, and cash flow may suffer significantly over an extended period with serious adverse impact on our financial condition.

S-8

Our future operating results depend in part on continued successful research, development and marketing of new and improved products and services through our new subsidiary Cemtrex Advanced Technologies, and there can be no assurance that we will successfully introduce new products and services into the market.

The success of new and improved products and services through our Cemtrex Advanced Technologies Inc. subsidiary depends on our research and development efforts and the initial acceptance of our products by consumers. This is a new line of business for our company, and our management has limited experience with consumer products in general, and with IoT products in particular. Our business is affected by varying degrees of technological change and corresponding shifts in customer demand, which result in unpredictable product transitions, shortened life cycles and increased importance of being first to market with new products and services. We may experience difficulties or delays in the research, development, production and/or marketing of new products and services, and may develop new types of products for which there might be little market demand, which may negatively impact our operating results and prevent us from recouping or realizing a return on the investments required to continue to bring new products and services to market.

Our failure to successfully develop, sell and market our new SmartDesk in a timely and cost effective manner could adversely affect our future profitability.

In April 2018, we launched SmartDesk, our proprietary advanced technology workspace solution, and, in May 2018, we began taking reservations for SmartDesk with customers to receive delivery in the first quarter of fiscal year 2019. A portion of the net proceeds of this Rights Offering is intended to be used to further the development, sales and marketing of SmartDesk. We believe that our profitability will depend in part on our ability to effectively (i) convert existing reservations for SmartDesk into actual orders, (ii) continue our engineering effort to develop new features for the SmartDesk as requested by customers, (iii) market SmartDesk through our own marketing organization and via third-party distribution channels in the United States and internationally, and (iv) deliver SmartDesk to customers with appropriate installation and service. Failure to successfully convert existing reservations, continue our ongoing product development, market through a multi-channel distribution network and deliver SmartDesk in a timely and cost effective manner could adversely affect profitability. There can be no assurance that we will be successful in these efforts or that even when our SmartDesk is delivered, it will achieve market acceptance in a timely fashion. Further, there can be no assurance that expenses incurred in connection with the development, sales and marketing of SmartDesk will not exceed our expectations, or that SmartDesk will generate revenues sufficient to offset these expenses. In addition, although we have filed numerous U.S. patent applications relating to various aspects and features of our SmartDesk, there can be no assurance that any patents will issue on any of the pending patent applications.

Our ability to secure and maintain sufficient credit arrangements is key to our continued operations and there is no assurance we will be able to obtain sufficient additional equity or debt financing in the future.

There is no assurance that we will be able to retain or renew our credit agreements and other finance agreements in the future. In the event our company grows rapidly, the uncertain economic climate continues or we acquire one or more other companies, additional financing resources will likely be necessary in the current or future fiscal years. As a smaller public company with a limited ability to attract and obtain financing, there is no assurance that we will be able to obtain sufficient additional equity or debt financing in the future on terms that are reasonable in light of current market conditions.

Our sales and gross margins depend significantly on market demand for our products, as to which there can be no assurance.

The uncertainty in the United States and in the international economic and political environment could result in a decline in demand for our products in any industry. Our gross margins are dependent upon our ability to maintain sales volumes at levels that allow us to cover our fixed costs and variable costs per unit. To the extent that one or more product lines experience a significant and protracted decline in sales volume, we may experience significant declines in our gross margins that may result in losses. Further, any adverse changes in tax rates and laws affecting our customers could result in decreases in demand of our products and thus decrease our gross margins. Any of these factors could negatively impact our business, results of operations and financial condition.

S-9

Many of our existing and future customers do not commit to firm production schedules, which may result in higher fixed costs per unit for us relative to our competitors.

Most of our customers do not commit to long-term production schedules, which makes it difficult to schedule production and achieve maximum efficiency at our manufacturing facilities and to manage inventory levels. We are unable to forecast the level of customer orders with any precision. As a result, our fixed costs per unit may be higher than our competitors who are able to achieve greater economies with longer production runs at lower costs per unit and, at the same time, achieve lower manufacturing costs as a result and as a result of better manufacturing scheduling. The volume and timing of sales to our customers may vary due to:

●	customers’ attempts to manage their inventory;
●	variation in demand for the company’s customers’ products design changes; or
●	acquisitions of or consolidation among customers.

In these circumstances, we anticipate that we could be required to increase or decrease staffing and more closely manage other expenses in order to meet the anticipated demand of our existing and future customers. Orders from our customers are subject to cancellation, and delivery schedules from our customers fluctuate as a result of changes in our customers’ demand, thereby adversely affecting our results of operations, and may result in higher inventory levels. Higher inventory levels may cause us to need greater external financing, which adversely affects our financial performance.

Our products face competitive challenges, including rapid technological changes, and pricing pressure from competitors, which could adversely affect our business.

All of our product lines are subject to significant competition from existing and future competitors, market conditions and technological change, or a combination of them, and our sales revenues and gross margins may suffer protracted and serious declines with the result that we would likely incur protracted losses. Further, the barriers to entry in several of our lines of business are not so significant that we may be facing competition from others who see significant opportunities to enter the market and undercut our prices with products that possess superior technological attributes at prices that offer our customers a better value. In this instance, we could incur protracted and significant losses and persons who acquire our common stock would suffer losses thereby.

Factors affecting the industries that utilize our products could negatively impact our customers and us.

We have no real control over factors affecting the industries that utilize our products and to the extent that any one or more of these industries change dramatically, we may be facing significant financial challenges that are in excess of our existing capabilities. These factors include:

●	increased competition among our customers and their competitors;
●	the inability of our customers to develop and market their products;
●	recessionary periods in our customers’ markets;
●	the potential that our customers’ products become obsolete;
●	our customers’ inability to react to rapidly changing technology; and
●	our customers’ inability to pay for our products, which could, in turn, affect the company’s results of operations.

If we are unable to develop new products, our competitors may develop and market products with better features that may reduce demand for our existing and potential products or otherwise result in our products becoming obsolete and could materially and adversely affect our ability to sustain profitability.

There are many larger competitors who compete directly with us and who have significantly greater financial, technological and research resources. This may serve to severely damage our ability to market and sell our products at price levels that would allow us to achieve and maintain profit margins and positive cash flow.

We are a smaller public company and we face rapid technological change in many of our product markets and we may not be able to introduce any successful new products or any enhancements to our existing products on a timely basis, or at all. This could result in prolonged and significant losses. In addition, our introduction of new products could adversely affect sales of certain of our existing products if these new products directly compete with our existing products. If our competitors develop innovative technologies that are superior to our products or if we fail to accurately anticipate market trends and respond on a timely basis with our own innovations, we may not achieve sufficient growth in its revenues to attain profitability or if we do, we may not be able sustain profitability.

S-10

We may incur substantial costs enforcing our proprietary information, defending against third-party patents, invalidating third-party patents or licensing third-party intellectual property, as a result of litigation or other proceedings relating to intellectual property rights.

We have undertaken only a limited evaluation of our intellectual property rights and we may discover that one or more of our intellectual property rights infringe upon the patents or rights of others with the result that we may incur significant losses thereby. In that event, any person who acquires our common stock may suffer losses thereby.

While we believe that our technology and procedures are likely proprietary, we cannot assure you that others have not or will not replicate our technology and procedures and achieve greater efficiencies and success at our expense.

In that event, we could suffer serious and protracted losses and negative cash flow thereby, our strategy has been to rely on our flexibility to develop custom engineered solutions for various applications and be responsive to customer needs. We cannot assure you that this strategy is or will remain effective to meet these challenges.

We may not have sufficient financial resources to defend our intellectual property rights or otherwise successfully defend against claims that we have infringed on a third party’s intellectual property and, as a result, it may adversely affect our business, financial condition and results of operations.

Even if such claims are not valid, they could subject us to significant costs. In addition, it may be necessary in the future to enforce our intellectual property rights to determine the validity and scope of the proprietary rights of others. Litigation may also be necessary to defend against claims of infringement or invalidity by others. We may not have sufficient financial resources to defend our intellectual property rights or otherwise to successfully defend the company against valid or spurious claims that we have infringed upon the intellectual property rights of others. An adverse outcome in litigation or any similar proceedings could force us to take actions that could harm its business. These include: (i) ceasing to sell products that contain allegedly infringing property; (ii) obtaining licenses to the relevant intellectual property which we may not be able to obtain on terms that are acceptable, or at all; (iii) indemnifying certain customers or strategic partners if it is determined that we have infringed upon or misappropriated another party’s intellectual property; and (iv) redesigning products that embody allegedly infringing intellectual property. Any of these results could adversely and significantly affect our business, financial condition and results of operations. In addition, the cost of defending or asserting any intellectual property claim, both in legal fees and expenses, and the diversion of management resources, regardless of whether the claim is valid, could be significant and lead to significant and protracted losses.

We have grown through acquisitions and are continuously looking to fund other acquisitions; our failure to raise funds for acquisitions may have the effect of slowing down our growth and our use of funds for acquisitions subjects us to acquisition-related risks.

We intend to make acquisitions of complementary (including competitive) businesses, products and technologies. However, any future acquisitions may result in material transaction costs, increased interest and amortization expenses related to goodwill and other intangible assets, increased depreciation expense and increased operating expenses, any of which could have an adverse effect on our operating results and financial position. Acquisitions will require integration of acquired assets and management into our operations to realize economies of scale and control costs. Acquisitions may involve other risks, including diversion of management attention that would otherwise be available for ongoing internal development of our business and risks inherent in entering markets in which we have no or limited prior experience. In connection with future acquisitions, we may make potentially dilutive issuances of equity securities. In addition, consummation of acquisitions may subject us to unanticipated business uncertainties, contingent liabilities or legal matters relating to those acquired businesses for which the sellers of the acquired businesses may not fully indemnify us. There can be no assurance that our business will grow through acquisitions, as anticipated.

The loss of the services of Aron Govil and Saagar Govil for any reason would materially and adversely affect our business operations and prospects.

Our financial success is dependent to a significant degree upon the efforts of Aron Govil, our Executive Director, and Saagar Govil, our Chairman, President and Chief Executive Officer. Aron Govil, who previously served as our Chairman of the Board, has knowledge regarding environmental control systems and has financial resources and business contacts that would be extremely difficult to replace. Saagar Govil possesses engineering, sales and marketing experience concerning our company that our other officers do not have. We have not entered into employment arrangements with either of them. There can be no assurance that Aron Govil and Saagar Govil will continue to provide services to us. While Saagar Govil devotes substantially all of his working time to our company, Aron Govil devotes an average of 20 hours per week to our company and the balance of his working time is devoted to other business and investment activities. A voluntary or involuntary departure by Aron Govil and/or Saagar Govil could have a materially adverse effect on our business operations if we were not able to attract a qualified replacement for them in a timely manner.

S-11

Our management stockholders have significant stockholdings in and influence over our company which could make it impossible for public stockholders to influence the affairs of our company.

We are a “controlled company” under Nasdaq Listing Rules. Approximately 54% of our outstanding voting shares, which includes our common stock, series A preferred stock and series 1 preferred stock, are beneficially held by Aron Govil, our Executive Director, and Saagar Govil, our Chairman, President and Chief Executive Officer. Pursuant to the certificate of designation for our series A preferred stock, each outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of such vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. As a result of Aron Govil’s and Saagar Govil’s ownership of our common stock and Aron Govil’s ownership of our series A preferred stock and series 1 preferred stock, our management stockholders control, and will control in the future, substantially all matters requiring approval by the stockholders of our company, including the election of all directors and approval of significant corporate transactions. This could make it impossible for public stockholders to influence the affairs of our company.

Three securities class action complaints have been filed against us and certain of our executive officers that challenged various aspects of our stock trading and relationships, the results of which are inherently unpredictable.

Three securities class action complaints were filed against our company and certain of our executive officers in the U.S. District Court for the Eastern District of New York on February 24, 2017. Under the requirements of the Private Securities Litigation Reform Act of 1995, these three alleged class actions, as well as any further related actions, were consolidated into a single lawsuit on March 9, 2018. A follow-on, related derivative complaint was also filed against us and our executive officers and directors in New York State court on April 10, 2017. That derivative action has been stayed by agreement of the parties until after the motion to dismiss process in the consolidated alleged class actions has run its course. Pursuant to a stipulated District Court schedule, plaintiffs filed an Amended Consolidated Class Action Complaint on May 7, 2018. We filed a motion to dismiss this class action with the Court on July 6, 2018. On October 4, 2018, we reached a settlement on the securities class action litigation through a mediator for an amount of $625,000 and also reached a settlement on the derivative action for an amount of $100,000. This settlement is subject to a final court approval which will take several months. The settlement amounts will be paid by our insurance carrier.

S-12

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, (ii) in this prospectus supplement and, in particular, the risks discussed below and under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended September 30, 2018 and 2017 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 8-K, 10-Q and 10-K filed with the SEC.

S-13

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of our shares in this offering to fund our working capital and capital expenditure requirements over the next nine to 12 months. In particular, we plan to utilize the net proceeds (i) to further the development, and sales and marketing of our new smart device, known as the SmartDesk, a proprietary advanced technology workspace solution developed entirely by our Advanced Technologies business segment, and (ii) for general corporate purposes, including for working capital purposes, to increase sales and operational capabilities in each of our three market segments.

There is no guarantee that we will sell the shares covered by this prospectus supplement and, in the event that we do, there is no guarantee as to the total number of shares that we will sell, nor is there any guarantee as to the amount of net proceeds of this offering to be applied to any one particular proposed use as described above. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these shares. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. If the maximum number of shares are sold in this offering, we estimate that the net proceeds from the sale of shares of our common stock in this offering will be approximately $1.9 million.

S-14

MARKET FOR COMMON STOCK

Our shares of common stock are traded on The NASDAQ Capital Market under the symbol “CETX.” The price ranges presented below represent the highest and lowest quoted bid prices during the fiscal quarters for 2017 and 2018 and through the date of the prospectus, as reported by The NASDAQ Capital Market.

Fiscal 2017
	High	Low
First Quarter (Oct. 1 – Dec. 31, 2016)	$7.34	$3.74
Second Quarter (Jan. 1 – Mar. 31, 2017)	8.00	3.04
Third Quarter (Apr. 1 – June 30, 2017)	3.94	3.06
Fourth Quarter (July 1 – Sept. 30, 2017)	3.65	2.74

Fiscal 2018
	High	Low
First Quarter (Oct. 1 – Dec. 31, 2017)	$3.01	$2.48
Second Quarter (Jan. 1 – Mar. 31, 2018)	3.04	2.46
Third Quarter (Apr. 1 – June 30, 2018)	2.93	2.05
Fourth Quarter (July 1 – Sept. 30, 2018)	2.26	1.41

Fiscal 2019
	High	Low
First Quarter (Oct. 1 – Dec. 31, 2018)	$1.50	$0.57
Second Quarter (Jan. 1 – Jan. 25, 2019	$0.825	$0.64

The quotes above represent prices between dealers and do not reflect mark-ups, markdowns or commissions and, therefore, may not necessarily represent actual transactions.

On January 25, 2019, the last reported sale price of our common stock was $0.825 per share.

As of January 25, 2019, there were approximately 68 holders of record of our common stock as determined from our transfer agent’s list of record holders. This number does not include the number of beneficial stockholders for whom shares are held in “nominee” or “street” name.

Our series 1 preferred stock and series 1 warrants also trade on The NASDAQ Capital Market under the symbols “CETXP” and “CETXW,” respectively.

The comparisons contained herein may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current sale prices of our common stock and to carefully review the other information contained in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein or therein. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus supplement.

S-15

PLAN OF DISTRIBUTION

We have entered into an At-the-Market Offering Agreement with Advisory Group Equity Services, Ltd. doing business as RHK Capital, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $2,000,000 through the Manager. The Manager may sell the common stock by any method that is deemed to be an “at-the-market” equity offering as defined in Rule 415 under the Securities Act, including sales made directly on or through The NASDAQ Capital Market or any other existing trading market for the common stock in the United States or to or through a market maker. The Manager may also sell the common stock in privately negotiated transactions, subject to our prior approval. The price per share will be at prevailing market prices. As agent, the Manager will not engage in any transactions that stabilize our common stock.

The Manager will offer shares of our common stock as and when requested by us, provided that the terms and conditions in the Sales Agreement have been satisfied. We will designate the maximum amount of common stock to be sold through the Manager or otherwise determine such maximum amount together with the Manager. Subject to the terms and conditions of the Sales Agreement, the Manager will use their commercially reasonable efforts to sell on our behalf all the designated shares of our common stock. We may instruct the Manager not to sell shares of our common stock if the sales cannot be affected at or above the price designated by us in any such instruction. We or the Manager may suspend the offering of our common stock under the Sales Agreement at any time by notifying each other.

The Manager will receive from us a commission equal to 3.0% of the gross sales price per share for any shares sold through them as our sales agent under the Sales Agreement unless the parties agree otherwise. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have agreed to reimburse the Manager for certain of their expenses incurred in connection with acting as sales agents in certain circumstances, including the fees and expenses of its counsel of up to $15,000.

The Manager will provide written confirmation to us following the close of trading on The NASDAQ Capital Market each day in which shares of common stock are sold by it for us under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of shares of our common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report in a prospectus supplement and/or our SEC filings under the Exchange Act at least quarterly the number of shares of our common stock sold through the Manager under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Manager in connection with such sales of our common stock.

In connection with the sale of common stock on our behalf, the Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Manager may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Manager against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of its business, the Manager and/or its affiliates may in the future perform investment banking, broker-dealer, financial advisory or other services for us, for which they may receive separate fees. The principal business address of the Manager is 444 Washington Street, Suite 407, Woburn, Massachusetts 01801.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of the maximum dollar amount of shares of common stock subject to the Sales Agreement, and (ii) the termination of the Sales Agreement by us or the Manager.

To the extent required by Regulation M, the Manager will not engage in any market making activities involving our shares while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” below.

S-16

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, New York, will pass upon the validity of the issuance of the shares of common stock offered by this prospectus supplement as our counsel.

EXPERTS

The consolidated financial statements as of September 30, 2018 and for the fiscal year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Haynie & Company, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of September 30, 2017 and for the fiscal year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of Bharat Parikh & Associates Chartered Accountants, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Vicon Industries, Inc. as of September 30, 2017 and 2016 and for the years then ended included in our current report on Form 8-K/A dated June 6, 2018, have been audited by BDO USA, LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a Registration Statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statement or the exhibits, which are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

This prospectus supplement constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth above. Statements contained in this prospectus supplement regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus supplement. The documents and reports that we list below are incorporated by reference into this prospectus supplement. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering are incorporated by reference in this prospectus supplement as of the respective filing dates of these documents and reports. These documents and reports include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

S-17

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed on January 11, 2019;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on November 9, 2018, November 26, 2018 and January 14, 2019;

●	Definitive Proxy Statement on Schedule 14A filed on February 27, 2018; and

●	Description of our common stock contained in our registration statement on Form 10/A filed with the SEC on November 25, 2008 (File No. 000-53238), and any amendment or report filed with the SEC for the purpose of updating the description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Cemtrex, Inc.

30-30 47th Avenue

Long Island City, New York 11101

Attn: Investor Relations

Tel.: (631) 756-9116

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-18

PROSPECTUS

Cemtrex, Inc.

$20,000,000

Common Stock Preferred Stock

Warrants Rights Debt Securities

We may offer from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus;

●	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness; or

●	any combination of these securities.

By means of this prospectus, we are offering $20,000,000 of securities pursuant to General Instruction I.B.6 of Form S-3. As of June 1, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $19,750,957, which was calculated based on 5,532,481 shares of outstanding common stock held by non-affiliates and on a price per share of $3.57, the closing price of our common stock on June 1, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-calendar months prior to and including the date of this prospectus.

The securities we offer will have an aggregate public offering price of up to $20,000,000. We will provide specific terms of any offering, including the price of the securities to the public, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering.

Our common stock, and our series 1 preferred stock and series 1 warrants that were originally sold as part of units in our recently completed rights offering and debt exchange transaction, are listed for trading on the Nasdaq Capital Market under the symbols CETX, CETXP and CETXW, respectively. On June 1, 2017, the last reported sale prices of our common stock, series 1 preferred stock and series 1 warrants were $3.57, $7.11 and $0.57, respectively.

INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2017

In this prospectus, except as otherwise indicated, the words “Cemtrex” or the “Registrant” refer to Cemtrex, Inc. and the words “Company,” “we,” “us,” “our” and “ours” refer to Cemtrex, Inc. together with its consolidated subsidiaries. In this prospectus, references to “common stock,” “preferred stock,” “warrants,” “rights” and “debt securities” are to the common stock and preferred stock of Cemtrex, and warrants, rights or debt securities issued by Cemtrex. References in this prospectus to “fiscal year” or “fiscal” refer to our financial reporting years ending on September 30 in the applicable calendar year.

You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities in the registration statement in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time securities are offered, we will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Documents by Reference.”

We may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Special Note Regarding Forward-Looking Statements

Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. Some of the statements in this document and any documents incorporated by reference constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our businesses or our industries’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. Such statements include statements about delays in product development, market acceptance of our industrial products and services, technological change in the electronics manufacturing and industrial products and services industries, competition in industrial and manufacturing markets in the United States and abroad, results and costs associated with governmental investigations and litigation, intellectual property issues, and other aspects of our business identified in this prospectus, as well as other reports that we file from time to time with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “tends,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially because of market conditions in our industries or other factors that are in some cases beyond our control. All of the forward-looking statements are subject to risks and uncertainties. The forward-looking statements are made as of the date of this prospectus or the date of the documents incorporated by reference in this prospectus, as the case may be, and except as required by law, we do not undertake, and specifically decline, any obligation to update any of these statements or to publicly announce the results of any revisions to these statements to reflect future events or developments. Various factors, including but not limited to the risk factors described in the “Risk Factors” section of this prospectus and elsewhere herein, could cause actual results to differ from those implied by the forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements.

1

Cemtrex, Inc.

Overview of our Company

We are a rapidly growing diversified technology company operating in a wide array of business segments providing solutions to meet today’s industrial and manufacturing challenges. We provide manufacturing services of advanced electronics system assemblies, broad-based industrial services, instruments and emission monitors for industrial processes, and industrial air filtration and environmental control systems. Our operations are currently divided into two market groups – the Electronics Manufacturing Services (EMS) group and the Industrial Products and Services (IPS) group.

Our EMS group provides end-to-end electronic manufacturing services that include product design and sustaining engineering services, printed circuit board assembly and production, cabling and wire harnessing, systems integration, comprehensive testing services, and completely assembled electronic products. Our EMS group offers fully integrated contract manufacturing services to global original equipment manufacturers (OEMs) and technology companies that operate primarily in the medical, industrial, automation, automotive and renewable energy markets.

Our IPS group provides a complete line of air filtration and environmental control products to a wide variety of industrial and manufacturing industries worldwide. The group manufactures, sells and services monitoring instruments, software and systems for measurement of emissions of greenhouse gases, hazardous gases, and particulate and other regulated pollutants used in emissions trading globally, as well as for industrial processes. We also market monitoring and analysis equipment for gas and liquid measurement for various downstream oil and gas applications and industrial process applications. In addition, we offer one-source expertise and capabilities in plant and equipment erection, relocation and disassembly in numerous industrial markets such as automotive, printing and graphics, industrial automation, packaging and chemicals.

We have rapidly grown to become one of the leading worldwide diversified technology companies in our business segments. We have grown through both organic expansion and acquisitions. Our broad sales and marketing efforts in the United States, Europe and Asia, through our direct sales force, independent sales representatives and a variety of other distribution channels, have largely driven this growth. Acquisitions have also accelerated this growth with our purchases of the ROB Group, an electronics manufacturing solutions company located in Germany (October 2013), Advanced Industrial Services Inc., an installer of high precision equipment located in York, Pennsylvania (December 2015) and, most recently, Periscope, GmbH, an electronics manufacturing firm located in northern Germany (June 2016). For the fiscal years ended September 30, 2016 and 2015, we had revenues of $93.7 million and $56.9 million, respectively, and net income of $5.0 million and $2.8 million, respectively. For the six months ended March 31, 2017 and 2016, we had revenues of $59.9 million and $32.2 million, respectively, and net income of $1.8 million and $1.5 million, respectively, and we had total assets of $63.7 million at March 31, 2017.

We were incorporated in Delaware in April 1998. Our principal executive offices are located at 19 Engineers Lane, Farmingdale, New York 11735, and our telephone number is (631) 756-9116. We maintain a website at www.cemtrex.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessable through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

Risk Factors

Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our annual report on Form 10-K for the fiscal year ended September 30, 2016 which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering.

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Ratio of Earnings to Fixed Charges

If we offer debt securities and/or preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from any sale of securities by us will be used to supplement our operating cash flows to fund new product development and our acquisition growth plan. We currently have no commitments or agreements with respect to any acquisitions. We also plan to utilize a smaller portion of the proceeds from any sale of securities by us to repay or reduce certain of our outstanding indebtedness, particularly short-term convertible notes payable, and use any remaining proceeds we receive for working capital and other corporate purposes. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

General Description of Securities That We May Sell

We may offer and sell, at any time and from time to time:

●	shares of our common stock, par value $0.001 per share;

●	shares of our preferred stock, par value $0.001 per share;

●	warrants to purchase any of the other securities that may be sold under this prospectus;

●	rights to purchase any of the other securities that may be sold under this prospectus;

●	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness; or

●	any combination of these securities.

The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Capital Stock

For purposes of this description, references to “we,” “our” and “us” refer only to Cemtrex, Inc. and not to its subsidiaries.

The following is a summary of the rights and preferences of our capital stock and certain other securities convertible into our capital stock. While we believe that the following description covers the material terms of our capital stock and other securities, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our Certificate of Incorporation, Bylaws, and the other agreements and instruments described below, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law. We encourage you to read carefully this entire prospectus, our Certificate of Incorporation, Bylaws and the other agreements and instruments described below for a more complete understanding of our capital stock.

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General

Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares are designated as series A preferred stock and 3,000,000 shares are designated as series 1 preferred stock. As of June 1, 2017, 10,207,739 shares of common stock were issued and outstanding and 1,000,000 shares of series A preferred stock and 1,735,858 shares of series 1 preferred stock were issued and outstanding.

In addition, as of June 1, 2017, there were an aggregate of 475,400 shares of our common stock issuable upon exercise of outstanding stock options and up to approximately 203,000 shares of our common stock issuable upon conversion of outstanding convertible notes.

Common Stock

Voting Power; Dividends. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and have the right to vote cumulatively for the election of directors. This means that in the voting at our annual meeting, each stockholder or his proxy, may multiply the number of his shares by the number of directors to be elected then cast the resulting total number of votes for a single nominee, or distribute such votes on the ballot among the nominees as desired. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights for our outstanding preferred stock.

Liquidation, Dissolution and Winding Up. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of holders of any of our outstanding preferred stock.

Preemptive and Other Rights. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Our common stockholders may not receive any assets or funds until our creditors have been paid in full and the preferential or participating rights of our preferred stockholders have been satisfied. If we participate in a corporate merger, consolidation, purchase or acquisition of property or stock, or other reorganization, any payments or shares of stock allocated to our common stockholders will be distributed pro-rata to holders of our common stock on a per share basis. If we redeem, repurchase or otherwise acquire for payment any shares of our common stock, we will treat each share of common stock identically.

We may issue additional shares of our common stock and our preferred stock, if authorized by the board, without the common stockholders’ approval, unless required by Delaware law or a stock exchange on which our securities are traded. If we receive the appropriate payment, shares of our common stock that we issue will be fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock are traded on the Nasdaq Capital Market under the symbol CETX.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock in one or more series, with such powers, designations, preferences and relative, participating, optional and other rights and such qualifications, limitations and restrictions thereof as shall be set forth in the resolutions providing therefor. We have no present plans to issue any additional shares of preferred stock.

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Series A Preferred Stock

In September 2009, we issued shares of our series A preferred stock to Aron Govil, our Executive Director. Pursuant to the certificate of designation relating to those shares, each issued and outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of common stock outstanding at the time of such vote multiplied by 1.01, and divided by (ii) the total number of shares of series A preferred stock outstanding at the time of such vote, at each meeting of our stockholders with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors.

Our series A preferred stock has equal distribution rights with our common stockholders upon liquidation, dissolution or winding-up of our company, and otherwise has no pre-emptive, subscription, conversion or redemption rights.

Series 1 Preferred

In January and February 2017, we issued an aggregate of 1,735,858 shares of series 1 preferred stock (the “series 1 preferred”), having the following powers, preferences and rights:

Dividends. Holders of the series 1 preferred are entitled to receive cumulative cash dividends at the rate of 10% of the purchase price per year, payable semiannually on the last day of March and September in each year. Dividends may also be paid, at our option, in additional shares of series 1 preferred, valued at their liquidation preference. The series 1 preferred ranks senior to the common stock with respect to dividends. Dividends will be entitled to be paid prior to any dividend to the holders of our common stock.

Liquidation Preference. The series 1 preferred has a liquidation preference of $10.00 per share, equal to its purchase price. In the event of any liquidation, dissolution or winding up of our company, any amounts remaining available for distribution to stockholders after payment of all liabilities of our company will be distributed first to the holders of series 1 preferred, and then pari passu to the holders of the series A preferred stock and our common stock. The holders of series 1 preferred have preference over the holders of our common stock on any liquidation, dissolution or winding up of our company. The holders of series 1 preferred also have preference over the holders of our series A preferred stock.

Voting Rights. Except as otherwise provided in the certificate of designation, preferences and rights or as required by law, the series 1 preferred vote together with the shares of our common stock (and not as a separate class) at any annual or special meeting of stockholders. Except as required by law, each holder of shares of series 1 preferred is entitled to two votes for each share of series 1 preferred held on the record date as though each share of series 1 preferred were two shares of our common stock. Holders of the series 1 preferred vote as a class on any amendment altering or changing the powers, preferences or rights of the series 1 preferred so as to affect them adversely.

No Conversion. The series 1 preferred are not convertible into or exchangeable for shares of our common stock or any other security.

Rank. The series 1 preferred ranks with respect to distribution rights upon our liquidation, winding-up or dissolution and dividend rights, as applicable:

●	senior to our series A preferred stock, common stock and any other class of capital stock we issue in the future unless the terms of that stock provide that it ranks senior to any or all of the series 1 preferred;

●	on a parity with any class of capital stock we issue in the future the terms of which provide that it will rank on a parity with any or all of the series 1 preferred;

●	junior to each class of capital stock issued in the future the terms of which expressly provide that such capital stock will rank senior to the series 1 preferred and the common stock; and

●	junior to all of our existing and future indebtedness.

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In addition, the series 1 preferred, with respect to rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our company and subsidiaries, as well as the capital stock of our subsidiaries held by third parties.

Redemption. We may mandatorily redeem any or all of the series 1 preferred at any time and from time to time at our option, by giving notice (by issuing a press release or otherwise making a public announcement, by mailing a notice of redemption or otherwise). If we redeem fewer than all of the outstanding shares of series 1 preferred, we may select the shares to be redeemed by redeeming shares proportionally, by lot, or by any other equitable method. The mandatory redemption price for any shares of series 1 preferred is an amount equal to the $10.00 purchase price per share plus any accrued but unpaid dividends to the date fixed for redemption.

From and after any applicable redemption date, if funds necessary for the redemption are available and have been irrevocably deposited or set aside, then:

●	the shares will no longer be deemed outstanding;

●	the holders of the shares, as such, will cease to be stockholders; and

●	all rights with respect to the shares of series 1 preferred will terminate except the right of the holders to receive the redemption price, without interest.

We may also repurchase, outside of our mandatory redemption rights, any shares of series 1 preferred in privately-negotiated transactions or in open market purchases on Nasdaq, subject to applicable regulations regarding issuer repurchases of their capital stock. In such cases, we would most likely do so at prices lower than the price at which we are entitled to mandatorily redeem the shares.

No Other Rights. The holders of the series 1 preferred have no preemptive or preferential or other rights to purchase or subscribe to any stock, obligations, warrants or other securities of ours.

Trading. The series 1 preferred is listed for trading on the Nasdaq Capital Market under the symbol CETXP.

Transfer Agent and Registrar. Continental Stock Transfer & Trust Company, New York, New York, is the transfer agent and registrar for our series 1 preferred.

Series 1 Warrants

In January and February 2017, we issued series 1 warrants to purchase an aggregate of 3,471,717 shares of our common stock, having the following terms and provisions:

Exercise and Terms. Each series 1 warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $6.31 per share. Series 1 warrants are exercisable, at any time and from time to time, on or before the fifth anniversary of the date of issuance by delivery of an exercise notice duly completed and tendering of the aggregate exercise price. The series 1 warrants are exercisable only for cash.

A holder is prohibited under the terms of the series 1 warrants from effecting the exercise of the series 1 warrants to the extent that, as a result of the exercise, the holder of such shares beneficially owns more than 4.99% (or, if this limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of common stock upon such exercise.

Call Option. The series 1 warrants are callable by us at a price of $0.10 per underlying share of common stock on 30 days’ notice if (i) the average closing price of our common stock for 30 consecutive trading days exceeds 200% of the exercise price, (ii) our common stock continues to be traded on the Nasdaq Capital Market or is trading on another national securities exchange and (iii) a registration statement covering the shares underlying the series 1 warrants has been declared effective and remains effective and such shares are not subject to lock-up restrictions.

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Trading. The series 1 warrants are listed for trading on the Nasdaq Capital Market under the symbol CETXW.

Warrant Agent. Continental Stock Transfer & Trust Company is the warrant agent for our series 1 warrants.

Anti-Takeover Provisions

The terms of our shares of series A preferred stock, held by Aron Govil, our Executive Director, may also have the effect of discouraging a takeover of our company. Pursuant to our certificate of designation for such shares, each outstanding share of series A preferred stock is entitled to the number of votes equal to the result of (i) the total number of shares of our common stock outstanding at the time of a stockholder vote multiplied by 1.01, divided by (ii) the total number of shares of our series A preferred stock outstanding at the time of such vote, at each meeting of stockholders of our company with respect to any and all matters presented to our stockholders for their action or consideration, including the election of directors. Because we have, as of June 1, 2017, 10,207,739 shares of common stock currently outstanding, each share of series A preferred stock has 10.3 votes, or an aggregate of 10,309,816 votes. Since the number of our voting shares (comprised of our outstanding shares of common stock and series 1 preferred stock) currently totals 23,989,271 shares, our series A preferred stock alone carries the right to vote approximately 43% of our outstanding voting shares and such percentage “floats” as additional shares of common stock are issued by our company. Given this continuing voting interest of our series A preferred stock, its holder will be able to exert significant influence over all corporate activities including the outcome of tender offers, mergers, proxy contests or other purchases of common stock, which could discourage others from initiating changes of control.

Our certificate of incorporation, in order to combat “greenmail,” provides in general that any direct or indirect purchase by us of any of our voting stock or rights to acquire voting stock known to be beneficially owned by any person or group which holds more than 5% of a class of our voting stock and which has owned the securities being purchased for less than two years must be approved by the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of voting stock, subject to certain exceptions. The prohibition of “greenmail” may tend to discourage or foreclose certain acquisitions of our securities, which might temporarily increase the price of our securities. Discouraging the acquisition of a large block of our securities by an outside party may also have a potential negative effect on takeovers. Parties seeking control of our company through large acquisitions of our securities will not be able to resort to “greenmail” should their bid fail, thus making such a bid less attractive to persons seeking to initiate a takeover effort.

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits certain publicly held Delaware corporations from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person or entity who, together with affiliates and associates, owns (or within the preceding three years, did own) 15% or more of the corporation’s voting stock. The statute contains provisions enabling a corporation to avoid the statute’s restrictions if the stockholders holding a majority of the corporation’s voting stock approve.

Indemnification of Directors and Officers

Our certificate of incorporation provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the company) by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the company, or is or was serving at the request of the company as a director, officer, incorporator, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall be entitled to be indemnified by the company to the full extent then permitted by law or to the extent that a court of competent jurisdiction shall deem proper or permissible under the circumstance, whichever is greater, against expenses (including attorneys’ fees), judgments, fines and amount paid in settlement incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which pre-date the company’s adoption of the indemnification provisions in its certificate of incorporation. Furthermore, such right of indemnification will continue as to a person who has ceased to be a director, officer, incorporator, employee or agent and will inure to the benefit of the heirs and personal representatives of such person.

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Description of Warrants

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, debt, common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

●	the maximum or minimum number of warrants which may be exercised at any time.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrants.

Description of Rights

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants, debt securities or any combination of those securities, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

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●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

Description of Debt Securities

We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture”. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, as described below under “Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of our company.

Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information” below for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

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General

Each series of debt securities, unless otherwise specified in the prospectus supplement, will be unsecured obligations of our company. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the attached prospectus supplement (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

●	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of our company;

●	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

●	the price or prices at which we will offer the debt securities;

●	if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

●	the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

●	the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

●	any optional redemption provisions;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	if other than U.S. dollars, the currency or currencies of the debt securities;

●	whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

●	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

●	if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

●	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

●	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

●	any changes or additions to the events of default or covenants contained in the indenture;

●	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

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●	subordination provisions, if any, that will apply, to the extent different from those set forth below;

●	the form of note or other instrument representing the debt if not issued in book entry form; and

●	any other terms of the debt securities.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

●	the incurrence of additional debt by us and our subsidiaries;

●	the making of various payments, including dividends, by us and our subsidiaries;

●	our business activities and those of our subsidiaries;

●	the issuance of other securities by our subsidiaries;

●	asset dispositions;

●	sale-leaseback transactions;

●	transactions with affiliates;

●	a change of control;

●	the incurrence of liens; and

●	mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

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We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

●	if we fail to pay when due any amounts on any senior indebtedness;

●	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

●	in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

●	the type of securities into which it may be converted or exchanged;

●	the conversion price or exchange ratio, or its method of calculation; and

●	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

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Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities:

●	default for 30 days in the payment when due of interest on the debt securities;

●	default in payment when due of the principal of or any premium on the debt securities;

●	default in the performance or breach of various covenants after applicable notice and/or grace period; and

●	various events of bankruptcy or insolvency with respect to us.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to us (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to us and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable debenture.

The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.

With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

●	such direction shall not be in conflict with any rule of law or with the indenture;

●	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

●	the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series not consenting.

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No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

●	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

●	the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sales of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

●	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

●	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

●	the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

●	immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

●	we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

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Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections and legal compliance purposes, including as follows:

●	to cure any ambiguity, defect or inconsistency;

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to make any change that does not adversely affect the interests thereunder of any holder;

●	to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

●	to evidence the succession of another person to our company and that person’s assumption of our covenants;

●	to add to our covenants;

●	to add any additional events of default;

●	to secure the debt securities;

●	to establish the form or terms of debt securities;

●	to evidence the appointment of a successor trustee under the indenture;

●	to close the indenture with respect to authentication and delivery of additional series of debt securities; or

●	to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities.

The indenture will provide that we and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

●	change the stated maturity of the principal of, or any installment of interest on, any debt security;

●	reduce the principal amount of, or premium, if any, or interest on, any debt security;

●	reduce the amount of a debt security’s principal that would be due and payable upon a declaration of acceleration, following a default;

●	change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

●	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

●	adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

●	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

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Concerning the Trustee

The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

●	we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

●	such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of our company;

●	we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of our exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

●	We have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

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Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

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●	DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

●	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

●	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

●	if we determine that we wish to terminate that global security; or

●	if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in The City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters, dealers or agents;

●	the name or names of any managing underwriter or underwriters;

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●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

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Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Olshan Frome Wolosky LLP, New York, New York. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Experts

The consolidated financial statements of Cemtrex, Inc. for the fiscal years ended September 30, 2016 and 2015 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Bharat Parikh & Associates, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

The consolidated financial statements of Advanced Industrial Services Inc. and its subsidiary as of December 14, 2015 and December 31, 2014 and each of the fiscal years then ended included in our current report on Form 8-K/A filed on June 27, 2016 have been audited by Bharat Parikh & Associates, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

The financial statements of Periscope GmbH as of December 31, 2015 and 2014 and each of the twelve-month period ended December 31, 2015 and the period April 1, 2014 to December 31, 2014 included in our current report on Form 8-K/A filed on August 17, 2016, as amended November 17, 2016 and November 29, 2016, have been audited by Bharat Parikh & Associates, independent registered public accountants, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

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The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website www.cemtrex.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K). The documents we are incorporating by reference are as follows:

●	Annual Report on Form 10-K for the fiscal year ended September 30, 2016 filed on December 28, 2016;

●	Quarterly Reports on Form 10-Q for the periods ended December 31, 2016 filed on February 24, 2017, and March 31, 2017 filed on May 11, 2017;

●	Current Reports on Form 8-K, but only to the extent that the information set forth therein is “filed” rather than “furnished” under the SEC’s rules, filed on November 4, 2016, November 9, 2016, November 17, 2016, November 29, 2016, December 13, 2016, December 27, 2016, January 24, 2017, February 3, 2017, February 10, 2017, March 1, 2017, March 7, 2017 and March 7, 2017;

●	Definitive Proxy Statement on Schedule 14A filed on January 30, 2017;

●	the description of our common stock contained in our registration statement on Form 10/A filed with the SEC on November 25, 2008 (File No. 000-53238), and any amendment or report filed with the SEC for the purpose of updating the description;

●	the description of our series 1 preferred stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description; and

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 16, 2017 (File No. 001-37464), and any amendment or report filed with the SEC for the purpose of updating the description.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the termination of the offering, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

Cemtrex, Inc.

19 Engineers Lane

Farmingdale, New York 11735

Attention: Chief Financial Officer

Telephone: (631) 756-9116

Additional information about us is available at our website located at www.cemtrex.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus or any accompanying prospectus supplement.

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$2,000,000

Cemtrex, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sales Agent

January 28, 2019